     As filed with the Securities and Exchange Commission on June 27, 2000
                                                    Registration No. 333-_______
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              __________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                              __________________

                          LOCKHEED MARTIN CORPORATION
            (Exact name of registrant as specified in its charter)

                 Maryland                                52-1893632
      (State or other jurisdiction of       (I.R.S. Employee Identification No.)
      incorporation or organization)

                              __________________
                             6801 Rockledge Drive
                           Bethesda, Maryland 20817
                                (301) 897-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              __________________
             Lockheed Martin Energy Systems, Inc. Savings Program
                           (Full title of the plan)
                              __________________

                           Marian S. Block, Esquire
                 Vice President and Associate General Counsel
                          Lockheed Martin Corporation
                             6801 Rockledge Drive
                           Bethesda, Maryland  20817
                                (301) 897-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                              __________________

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

      Title of                 Maximum          Proposed Maximum      Proposed Maximum
  Securities to be          Amount to be       Offering Price per    Aggregate Offering           Amount of
     Registered             Registered(1)          share(2)              Price(2)             Registration Fee(2)
-------------------------------------------------------------------------------------------------------------------
Common Stock, par             150,000               $  23.50              $ 3,525,000              $   931
value $1.00 per share
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the plan to which this Registration Statement relates.
(2) Estimated solely for calculating the amount of registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended. The price stated is estimated solely for purposes of calculation of the registration fee and is the average of the high and low prices of shares of the Common Stock on the New York Stock Exchange on June 22, 2000.
================================================================================

                             EXPLANATORY STATEMENT

     On March 15, 1995, Lockheed Martin Corporation (the "Registrant") filed a registration statement on Form S-8 (Reg. No. 33-58089) (the "Energy Systems Plans Registration Statement") registering 951,544 shares of Lockheed Martin Common Stock, together with an indeterminate number of plan interests, for use in connection with the Martin Marietta Energy Systems, Inc. 401(k) Savings Plan for Salaried Employees, the Martin Marietta Energy Systems, Inc. 401(k) Savings Plan for Hourly Employees, and the Martin Marietta Energy Systems, Inc. Savings Plan for Salaried and Hourly Employees.

     On June 18, 1996, the Registrant filed a registration statement on Form S-8 (Reg. No. 333-06255) registering 1,000,000 shares of Lockheed Martin Common Stock, together with an indeterminate number of plan interests, for use in connection with the Lockheed Martin Energy Systems, Inc. Savings Program (the "Plan"). On December 8, 1999, the Registrant filed a registration statement on Form S-8 (Reg. No. 333-92321) (collectively with Reg. No. 333-06255, the "Original Energy Systems Program Registration Statements") registering an additional 350,000 shares of Lockheed Martin Common Stock, together with an indeterminate number of plan interests, for use in connection with the Plan.

     Effective July 15, 1996, the Registrant combined the Martin Marietta Energy Systems, Inc. 401(k) Savings Plan for Salaried Employees with the Plan. Effective April 1, 1999, the Registrant completed the combination of each of the Martin Marietta Energy Systems, Inc. 401(k) Savings Plan for Hourly Employees, and Martin Marietta Energy Systems, Inc. Savings Plan for Salaried and Hourly Employees into the Plan.

     This Registration Statement includes 150,000 newly registered shares of Lockheed Martin Common Stock. Any shares which were previously issued under the Energy Systems Plans Registration Statement will not be available for issuance under this Registration Statement. The shares of Lockheed Martin Common Stock remaining on the Original Energy Systems Program Registration Statements remain registered and are available for use in connection with the Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The following documents filed by the Registrant or the Plan to which this Registration Statement relates with the Securities and Exchange Commission (the "Commission") are incorporated by reference and made a part hereof:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the Commission on March 9, 2000;

         (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-B filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") (as amended on Form 8-B/A filed on March 9,
         1995), and any amendment or report filed for the purpose of updating such description;

         (c) The Registrant's Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2000 filed with the Commission on May 5, 2000; and

         (d) The Annual Report on Form 11-K filed with the Commission on June 26, 2000 by the Lockheed Martin Energy Systems, Inc. Savings Program.


         All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4.  Description of Securities.
         -------------------------

         Not Applicable


ITEM 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         The Opinion of Counsel as to the legality of the securities being issued has been rendered by counsel who is a full-time employee of the Registrant. Counsel rendering such opinion is not eligible to participate in the Plan.

ITEM 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation or its stockholders for money damages, except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (c) in respect of certain other actions not applicable to the Registrant. Under the Maryland General Corporation Law, unless limited by charter, indemnification is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding by reason of his or her service as a director unless such indemnification is not otherwise permitted as described in the following sentence. Indemnification is permissive unless it is established that (a) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director had reasonable cause to believe his or her act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may under certain circumstances order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of competent jurisdiction.

     Article XI of the charter of the Registrant limits the liability of directors and officers to the fullest extent permitted by the Maryland General Corporation Law. Article XI of the charter of the Registrant also authorizes the Registrant to adopt by-laws or resolutions to provide for the indemnification of directors and officers. Article VI of the By-laws of the Registrant provides for the indemnification of the Registrant's directors and officers to the fullest extent permitted by the Maryland General Corporation Law. In addition, the Registrant's directors and officers are covered by certain insurance policies maintained by the Registrant.


ITEM 7.   Exemption from Registration Claimed.
          -----------------------------------


          Not Applicable

ITEM 8.   Exhibits.
          ---------

          5     Opinion of Marian S. Block, Esquire.

          23-A  Consent of Ernst & Young LLP, independent auditors.

          23-B Consent of Marian S. Block, Esquire (contained in Exhibit 5 hereof).

          24    Powers of Attorney.

ITEM 9.   Undertakings.
          ------------

     (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that subparagraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland.

                                           LOCKHEED MARTIN CORPORATION



Date:  June 27, 2000                       /s/ Marian S. Block
                                           --------------------------
                                           By:  Marian S. Block
                                           Vice President and Associate General
                                           Counsel

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Andersen, State of Tennessee.


                                           LOCKHEED MARTIN ENERGY
                                           SYSTEMS, INC. SAVINGS PROGRAM



Date:  June 27, 2000                       /s/ Joseph M. Wolfe, Jr.
                                           --------------------------
                                           By:  Joseph M. Wolfe, Jr.
                                           Chairman - Retirement and
                                           Savings Plan Committee


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.


          Signature                  Title                            Date
          ---------                  -----                            ----

      /s/ Vance D. Coffman           Chairman and Chief Executive   June 23, 2000
     --------------------------
          Vance D. Coffman*          Officer and Director
                                     (Principal Executive Officer)


      /s/ Robert J. Stevens          Executive Vice President and   June 23, 2000
     --------------------------
          Robert J. Stevens*         Chief Financial Officer
                                     (Principal Financial Officer)


      /s/ Christopher E. Kubasik     Vice President and Controller  June 23, 2000
     -----------------------------
          Christopher E. Kubasik*    (Principal Accounting Officer)


The registration statement also has been signed on the date indicated by the following directors, who constitute a majority of the Board of Directors:

     Norman R. Augustine*               Louis R. Hughes*
     Marcus C. Bennett*                 Caleb B. Hurtt*
     Lynne V. Cheney*                   Gwendolyn S. King*
     Vance D. Coffman*                  Eugene F. Murphy*
     James F. Gibbons*                  James R. Ukropina*
     Edward E. Hood, Jr.*               Douglas C. Yearley*


By:  /s/ Marian S. Block
---------------------------
*Marian S. Block                        June 27, 2000
(Attorney-in-fact**)

 **By authority of Powers of Attorney filed with this Registration Statement.

                                 EXHIBIT INDEX

     Exhibit
     Number         Description
     ------         -----------

     5       Opinion of Marian S. Block, Esquire.

     23-A    Consent of Ernst & Young LLP, independent auditors.

     23-B Consent of Marian S. Block, Esquire (contained in Exhibit 5 hereof).

     24      Powers of Attorney.